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                                                                EXHIBIT 99.16(d)

Pennsylvania Municipal Bond Fund - Class D
        10/21/94 - 7/31/95                      Since            Since
                                              Inception        Inception
                                           Average Annual        Total
                                            Total Return        Return*
                                            ------------       ---------
Initial Investment                             $1,000.00       $1,000.00

Divided by Initial Maximum Offering Price          11.13
                                               ---------

Divided by Net Asset Value                                         10.68
                                                               ---------

Equals Shares Purchased                           89.888          93.633

Plus Shares Acquired through
  Dividend Reinvestment                            3.909           4.074
                                               ---------       ---------

Equals Shares Held at 7/31/95                     93.796          97.706

Multiplied by Net Asset Value at 7/31/95           11.09           11.09
                                               ---------       ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95             1,040.20        1,083.56

Divided by $1,000 (P)                             1.0402          1.0836

Subtract 1                                        0.0402          0.0836

Expresses as a percentage equals the
  Aggregate Total Return for the Period (T)         4.02%
                                               =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                             8.36%
                                                               =========
ERV divided by P                                  1.0402

Raise to the power of                             1.2898

Equals                                            1.0522

Subtract 1                                        0.0522

Expressed as a percentage equals the
  Average Annualized Total Return                   5.22%
                                               =========

* Does not include sales charge for the period.


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                          30 DAYS STANDARDIZED YIELD
                           FOR PERIOD ENDING 7-31-95


  PENNSYLVANIA MUNICIPAL BOND FUND - CLASS D

Long term income generally based on yield to
  maturity times market value of each security             $11,895
                                                      ------------
Plus short term income accrued for the past
  thirty days                                                  945
                                                      ------------
Equals Total Income                                         12,839

Less expenses for the past thirty days                      -1,812
                                                      ------------
Equals net monthly income for yield calculation             11,027
                                                      ------------
Average shares outstanding for 30 days                     235,636

Times the Maximum Offering Price                             11.54
                                                      ------------
Equals total dollars                                    $2,719,237
                                                      ============


Net monthly income divided by total dollars equals     0.004055328

Add 1                                                  1.004055328

Raise to the power of 6                                1.024579993

Subtract 1                                             0.024579993

Times 2                                                0.049159985

Expressed as a percentage equals the
  Standardized Yield for 30 day period                        4.92%
                                                            ======

Tax Rate                                                     28.00%

X = 1 minus Tax Rate                                         72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                      6.83%
                                                      ============